UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On May 4, 2011, Orthofix Holdings, Inc. (“Orthofix Holdings”) entered into the First Amendment (the “First Amendment”) to the Credit Agreement (the “Credit Agreement”) among Orthofix International N.V. (“Orthofix International”), certain domestic direct and indirect subsidiaries of Orthofix International (together with Orthofix International, the “Guarantors”), JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as Administrative Agent, and certain lender parties thereto (the “Lenders”). The First Amendment is further described under Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 4, 2011, Orthofix Holdings, together with Orthofix International and the other Guarantors, entered into the First Amendment to the Credit Agreement with JPMorgan Chase, as Administrative Agent, on behalf of the Lenders under the Credit Agreement.

The First Amendment amended the definition of Consolidated EBITDA to provide that certain cash charges incurred in connection with the settlement of certain existing governmental investigation matters, as well as certain non-cash charges or accrual reserves to be incurred, payments to be made in connection with the expected future settlement of certain existing governmental investigation matters, in an amount not to exceed $50.0 million during the term of the Credit Agreement, would not result in a reduction in the calculation of Consolidated EBITDA.

The foregoing description does not constitute a complete summary of the terms of the First Amendment and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Credit Agreement, dated May 4, 2011, among Orthofix Holdings, Inc., a Delaware corporation,
Orthofix International N.V. (“Orthofix International”), a Netherlands Antilles corporation, certain domestic direct and indirect subsidiaries of Orthofix International, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Brian McCollum
Brian McCollum Chief Financial Officer and Senior Vice President of Finance

Date: May 5, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated May 4, 2011, among Orthofix Holdings, Inc., a Delaware corporation, Orthofix International N.V. (“Orthofix International”), a Netherlands Antilles corporation, certain domestic direct and indirect subsidiaries of Orthofix International, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain lender parties thereto.